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                                                                     EXHIBIT 5.1

                      [CONYERS, DILL & PEARMAN LETTERHEAD]

                       OPINION OF CONYERS, DILL & PEARMAN

February 27, 2001

Marvell Technology Group Ltd.
3rd Floor
Richmond House
12 Par-la-Ville Road
Hamilton HM DX
Bermuda

Dear Sirs:

MARVELL TECHNOLOGY GROUP LTD. - REGISTRATION STATEMENT ON FORM S-8 FOR 500,000 SHARES OF COMMON STOCK ISSUED UNDER 2000 EMPLOYEE STOCK PURCHASE PLAN

We have acted as special legal counsel in Bermuda to Marvell Technology Group Ltd., a Bermuda company (the "Company"). We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the U.S. Securities and Exchange Commission in connection with the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of 500,000 shares of the Company's common stock at $0.002 par value per share (the "Common Stock"), reserved for issuance under the Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan (the "Plan").

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and in reliance upon the foregoing, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the shares of Common Stock being offered under the Plan, when issued and paid for in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction, other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,


/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN



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